                                EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1994, appearing on page 43 of Barrett Business Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.





                              FRANK, RIMERMAN & CO.


San Jose, California
August 12, 1994